UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 1, 2004

HEI, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-10078	41-0944876

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code:	(952) 443-2500

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On October 1, 2004, HEI, Inc., a Minnesota corporation (the “Company”), entered into an Industrial/Commercial Lease (the “Lease Agreement”) with Boulder Investor’s, LLC, a Virginia limited liability company (the “Landlord”). The Lease Agreement relates to the approximately 152,022 square foot facility located at 4801 N. 63rd Street, Boulder, Colorado (the “Facility”), which the Company leases for its Advanced Medical Operations. On September 29, 2004, Eastside Properties, LLC sold the Facility to Titan Real Estate Investment Group, Inc., an affiliate of the Landlord.

     Pursuant to the Lease Agreement, the Company will lease the Facility through September 30, 2019. The base rent for the Facility is $113,321 for the first lease year and increases each year to a maximum of $171,408 for the fifteenth lease year. The Lease Agreement also required the Company to pay a security deposit of $1.5 million (the “Security Deposit”). The Security Deposit will be reduced to $150,000 if after completing four consecutive quarters of positive EBITDA (which is defined as the Company’s net income, excluding any deductions for interest, taxes, depreciation or amortization) the Company delivers to the Landlord the greater of 100,000 shares of its common stock, or that number of shares of its common stock representing 0.11% of all of its then outstanding shares of common stock.

     The Company intends to sublease a portion of the Facility and currently is in negotiations for such subleases. Pursuant to the Lease Agreement, any sublease requires the prior written consent of the Landlord, which consent the Landlord will not unreasonably withhold or delay.

     A copy of the Lease Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information required by this Item 2.03 is included in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit relating to Item 1.01 is filed as a part of this Current Report on Form 8-K.

Item No.	Description
10.1	Lease Agreement, dated October 1, 2004, by and between HEI, Inc. and Boulder Investor’s LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.
Date: December 21, 2004	By:	/s/ Douglas J. Nesbit
Douglas J. Nesbit
Chief Financial Officer, Treasurer, Secretary (Duly Authorized Officer)

Exhibit Index

Item No.	Description
10.1	Lease Agreement, dated October 1, 2004, by and between HEI, Inc. and Boulder Investor’s LLC.